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                                                                     Exhibit 4.3
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                              CONVEYANCE AGREEMENT


                  Advanta Mortgage Receivables, Inc., Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. USA, Advanta National Bank and Advanta Bank Corp., (each, an "Originator"), and Advanta Conduit Receivables, Inc., as sponsor, pursuant to the Mortgage Loan Transfer Agreement, dated as of August 1, 2000 (the "Transfer Agreement"), among themselves and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), hereby confirm their understanding with respect to the conveyance by each Originator of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Mortgage Loans") to the Sponsor.

                  Conveyance of Mortgage Loans. Each Originator and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey to the Sponsor and the Sponsor conveys to the Trustee, and does direct the Trustee to convey to the Sponsor and/or the Advanta Mortgage Loan Trust 2000-2, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement") among the Sponsor, the Master Servicer and the Trustee), the Notes, the Mortgage Files and all other documents, materials and properties appurtenant thereto, including all interest accrued and principal received by such Originator on or with respect to such Mortgage Loans on or after the Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the Cut-off Date of any related Mortgage Insurance Policies.

                  If an Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon within 75 days of the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

                  The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Originator.

                  The Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Transfer Agreement with respect to the Mortgage Loans.

                  The "Cut-off Date" with respect to such Mortgage Loans shall be August 1, 2000.

                  All terms and conditions of the Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Transfer Agreement.
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                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Transfer Agreement.

                  [Remainder of Page Intentionally left Blank]
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Conveyance Agreement to be duly executed by their respective officers, all as of the 22nd day of August, 2000.


                                     ADVANTA MORTGAGE RECEIVABLES, INC.
                                     ADVANTA MORTGAGE CORP. MIDWEST
                                     ADVANTA MORTGAGE CORP. USA,
                                     ADVANTA NATIONAL BANK,
                                                 as Originators


                                     By:  /S/ Michael Coco
                                        ----------------------------------------
                                     Name:  Michael Coco
                                     Title: Vice President

                                     ADVANTA CONDUIT
                                     RECEIVABLES, INC., as Sponsor


                                     By: /S/ Michael Coco
                                        ----------------------------------------
                                     Name:  Michael Coco
                                     Title: Vice President

                                     ADVANTA BANK CORP.,
                                     as an Originator


                                     By: /S/ Mark Hales
                                        ----------------------------------------
                                     Name:  Mark Hales
                                     Title: President

                                     BANKERS TRUST COMPANY
                                     OF CALIFORNIA, N.A., as Trustee


                                     By: /S/ Hermi Alignay
                                        ----------------------------------------
                                     Name:  Hermi Alignay
                                     Title: Assistant Secretary


                             [Conveyance Agreement]